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                                                                     EXHIBIT 5.3

                              Lawyers                       3700 CANTERRA TOWER
                   [MACLEOD DIXON LLP LOG0]                 400 Third Avenue SW
                              Calgary  Almaty               Calgary, Alberta
                              Toronto  Caracas              Canada T2P 4H2
                              Moscow   Rio de Janeiro

Our File: 189377                                            Main: (403)267-8222
                                                            Fax:  (403)264-5973

                                                            www.macleoddixon.com



September 29, 2003


Paramount Resources Ltd.
4700 Bankers Hall West
888-3rd Street S.W.
Calgary, Alberta
T2P 5C5

Ladies and Gentlemen:

                           RE: PARAMOUNT RESOURCES LTD.

     We hereby consent to the references to our firm name in the prospectus included in the Registration Statement on Form F-10 to be filed with the United States Securities and Exchange Commission relating to the offering of senior notes by Paramount Resources Ltd., under the headings "Enforceability of Civil Liabilities" and "Legal Matters". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act 1933 or the rules and regulations promulgated thereunder.


                                             Yours truly,

                                             MACLEOD DIXON LLP

                                             By: /s/ Kevin E. Johnson




*Caracas - Despacho de Abogadas miembros de Macleod Dixon, SC
*Rio de Janeiro - Macleod Dixon Consultores Em Direito Estrangeiro